                                                               EXHIBIT 99.B1(a)

                            HOTCHKIS AND WILEY FUNDS

                          RESTATED DECLARATION OF TRUST

            WHEREAS, Paragraph 11(d) of Article EIGHTH of the DECLARATION OF TRUST of Hotchkis and Wiley Funds dated August 22, 1984, as amended to date, provides that the said Declaration of Trust and all amendments thereto may be restated as a single instrument if executed by a majority of the Trustees;

            NOW, THEREFORE, the said Declaration of Trust, as amended to date, is hereby restated in its entirety to read as follows:

            WHEREAS, this Trust has been formed for the investment and reinvestment of funds contributed thereto;

            NOW THEREFORE, the Trustees declare that all money and property contributed to the Trust hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

      FIRST:      This Trust shall be known as HOTCHKIS AND WILEY FUNDS.

      SECOND:     Whenever used herein, unless otherwise required by the
context or specifically provided:

      1. All terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act.

      2.    The "Trust" refers to HOTCHKIS AND WILEY FUNDS.

      3.    "Shareholder" means a record owner of Shares of the Trust.

      4. The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

      5. "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

      6. The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time, together with the rules, regulations and any relevant exemptive orders of the Commission from time to time in effect thereunder.

      7.    "Commission" means the Securities and Exchange Commission.

      8. "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

      9.    In this Declaration of Trust, the masculine embraces the feminine.

      10. "Majority Shareholder Vote", as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided, that a quorum is present; and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the affirmative vote for such action of the holders of that number of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that number of the outstanding Shares of that Series or Class) of the Trust which constitutes: (a) a majority of all Shares (or of Shares of the particular Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided, that a quorum is present; or (b) if such vote is to be given or such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; or (c) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities", as the quoted phrase is defined in the 1940 Act, of the Trust or of any Series or Class, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series or Class) entitled to vote on such action which satisfies such 1940 Act voting requirement.

      11. "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      12. "Prospectus", as used with respect to any Fund or Series of Shares shall mean the prospectus relating to such Fund or Series which constitutes part of the currently effective Registration Statement of the Trust under the 1933 Act, as such prospectus may be amended or supplemented from time to time.

      13. "Single Class Voting", as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class, and all outstanding Shares or all Series or Classes vote as a single class.

      14. "Trust Property" shall mean, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustees, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustees, without regard to the Fund to which such property is allocated.

      15. "1933 Act" shall mean the federal Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as from time to time amended and in effect.

      THIRD: The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

      1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof) or in any other financial instruments whether or not considered as securities or commodities; and to exercise, as owner or holder of any securities or other financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

      2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

      3. To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities or other financial instruments) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

      4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by the laws of Massachusetts and by this Declaration of Trust.

      5. To conduct its business in all its branches at one or more offices in Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

      6. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

      7. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

      The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

      FOURTH: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value.

      1.    Establishment and Designation of Funds and Series and Classes of
Shares.

            (a) Initial Funds and Series of Shares. The assets held by the Trust on the date on which the amendment of this Declaration first providing for separate Classes of Shares within Series became effective (the "Effective Date") are divided into separate portfolios or funds (each, a "Fund") of the Trust, of which there are eight (8), known as the Equity Income Fund, the Small Cap Fund, the International Fund, the Balanced Income Fund, the Total Return Bond Fund, the Low Duration Fund, the Short-Term Investment Fund and the Equity Fund for

Insurance Companies (collectively, the "Initial Funds", and each singly, an "Initial Fund"), the beneficial interests in each of which are at the Effective Date represented by a separate series of Shares known, respectively, as the Equity Income Series, the Small Cap Series, the International Series, the Balanced Income Series, the Total Return Bond Series, the Low Duration Series, the Short-Term Investment Series and the Equity Fund for Insurance Company Series (collectively, the "Initial Series", and each singly, an "Initial Series"). An unlimited number of Shares of each Initial Series may be issued. The Shares of any Initial Series may at any time be divided into two or more Classes pursuant to paragraph (c) of this Section 1.

            (b) Additional Funds and Series of Shares. The Trustees shall have the power and authority, at any time or from time to time, and without any requirement of Shareholder approval, to establish and designate one or more additional distinct and independent Funds, in addition to the Initial Funds (each such Fund an "Additional Fund") for the purpose of holding one or more separate and distinct portfolios of assets, and to authorize a separate Series of Shares to represent the beneficial interests in each such Additional Fund (each such additional Series, an "Additional Series"). Such establishment and designation shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument setting forth the establishment and designation of such Fund and the relative rights and preferences of such Series of Shares, and the manner in which the same may be amended (a "Certificate of Designation"). The Certificate of Designation establishing an Additional Fund may provide that the number of Shares of such Fund which may be issued is unlimited, or may limit the number of Shares, and may provide that its Shares shall be divided into Classes, or shall consist of a single Class.

            (c) Classes of Shares. Without limitation of any other powers accorded to them by this Declaration or otherwise, the Trustees shall have power, at any time or from time to time, and without the necessity for any Shareholder approval, to authorize two or more separate Classes of Shares of any Initial Series, or any Additional Series initially authorized without Classes, as they deem necessary or desirable, by vote of a Majority of the Trustees, and in such connection to fix and determine the relative rights and burdens of Shares of the respective Classes of such Series as to sales charges, redemption charges or other fees and charges to which such Shares shall be subject, allocations of expenses, rights of redemption, special and related rights as to dividends and on liquidation, conversion rights, and conditions under which Shareholders of the several Classes shall have separate voting rights or (subject to the provisions of paragraph 1 of Article FIFTH) no voting rights. Any such authorization of Classes shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument amending this Declaration of Trust (in the case of an Initial Series) or the Certificate of Designation establishing such Series (in the case of an Additional Series) setting forth such provisions and the manner in which the same may be amended.

      2. Changes of Terms of Series and Classes. At any time at which no Shares of a Series are outstanding, the Trustees may terminate such Series and the Fund to which it pertains, and at any time at which no Shares of a particular Class and no Shares of any other Class which are convertible into Shares of such Class are outstanding, the Trustees may terminate such Class. Any such termination of a Series or Class shall be effected by the execution by a Majority of the Trustees, or by an officer of the Trust pursuant to the vote of a Majority of the Trustees, of an instrument so providing (a "Certificate of Termination"). Each Certificate of Designation or Certificate of Termination, any instrument amending a Certificate of Designation, and any instrument authorizing the establishment of Classes of the Shares of a Series shall have the status of an amendment to this Declaration of Trust, and shall be filed as provided in paragraph 11 of Article EIGHTH hereof, but such filing shall not be a prerequisite to the effectiveness thereof.

      3. Reclassification of Shares. Without limitation of any other powers accorded to them by this Declaration or otherwise, the Trustees shall have power to classify or reclassify any unissued Shares, or any Shares of any Series previously issued and reacquired by the Trust, into Shares of one or more other Series that may be established and designated from time to time; and to classify or reclassify any unissued Shares of any Series, or any Shares of any Series previously issued and reacquired by the Trust (including in either case Shares of the Initial Funds) into any number of additional Classes of such Series by setting or changing in one or more respects provisions applicable to such Class or Classes relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and (subject to the provisions of paragraph 1 of Article FIFTH) the conditions under which the Shareholders of the several Classes shall have separate voting rights or no voting rights. Except as otherwise provided as to a particular Fund herein or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Fund and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general.

      4. Character of Separate Funds and Shares Thereof. Each Fund established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interests in that Fund shall be considered Shareholders of such Fund, and also as Shareholders of the Trust for purposes of receiving reports and notices and (except as otherwise provided herein or in the Certificate of Designation for a particular Fund as to such Fund, or as required by the 1940 Act or other applicable law) the right to vote, all without distinction by Series.

      5. Consideration for Shares. The Trustees may issue Shares of any Series to such Persons, or for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms, not inconsistent with the provisions of the 1940 Act, as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or one one-thousandth (1/1000th) of a Share or multiples thereof. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in sub-section (f) of paragraph 6 of this Article FOURTH). The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares, whether or not conforming to such authorized terms.

      6. General Provisions for All Funds Subject to the power of the Trustees to classify or reclassify any unissued Shares of a Series in accordance with paragraph 4 of this Article

FOURTH, the Shares of the Initial Funds, and (unless the Trustees otherwise determine with respect to an Additional Fund at the time of establishing and designating the same) of any Additional Funds that may from time to time be established and designated by the Trustees, shall have the following relative rights and preferences:

            (a) Assets Belonging to Funds. Any portion of the Trust Property allocated to a particular Fund, and all consideration received by the Trust for the issue or sale of Shares of such Fund, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Fund and shall irrevocably belong to that Fund for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Fund shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Fund of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Fund as provided in the following sentence, are herein referred to collectively as "Fund Assets" of such Fund, and as assets "belonging to" that Fund. If the Trust shall have or realize any assets, interest, dividends, income, earnings, profits, gains or proceeds which are not readily identifiable as belonging to any particular Fund (collectively, "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Funds of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Fund shall belong to and be part of the Fund Assets of that Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes.

            (b) Liabilities of Funds. The assets belonging to each Fund shall be charged with the liabilities incurred by or arising in respect of that Fund and all expenses, costs, charges and reserves attributable to that Fund, and at any time at which the Trust shall have more than one Fund, any general liabilities, expenses, costs, charges or reserves which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among any one or more of the Funds of the Trust in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated and so charged to a particular Fund are herein referred to as "liabilities of" that Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes. The creditors of a particular Fund may look only to the assets of that Fund to satisfy such creditors' claims, and the creditors of a particular Class of a Fund may look only to the share of that Class in the Fund Assets of such Fund to satisfy their claims.

            (c) Dividends. Dividends and distributions on Shares of any Series shall, subject to any applicable provisions of the 1940 Act or other applicable law or regulation, be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the Fund to which such Series pertains, as the Trustees may determine, after providing for actual and accrued liabilities of that Fund. All dividends and distributions on Shares of any Series without separate Classes shall be distributed pro rata to the holders of Shares of that Series in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions. Dividends and distributions on the Shares of a Fund having separate Classes of Shares shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations among such Classes of the liabilities, expenses, costs, charges and reserves of such Fund, and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends and distributions. Notwithstanding the last two preceding sentences, the Trustees may determine, in connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on newly-issued Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of a Series may be made in cash or Shares of any Class of that Series, or a combination thereof, as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with paragraph 13 of Article SEVENTH.

            (d) Liquidation; Dissolution; Termination. In the event of the liquidation or dissolution of the Trust, the Shareholders of each Fund with outstanding Shares shall be entitled to receive, and in the event of the liquidation, dissolution or termination of any single Fund having outstanding Shares, the Shareholders of such Fund shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets of such Fund over the liabilities of such Fund. The assets so distributable to the Shareholders of any Fund without Classes shall be distributed among such Shareholders in proportion to the number of Shares of that Fund held by them and recorded on the books of the Trust. The assets so distributable to the Shareholders of any Fund with Classes shall be allocated among such Classes in proportion to the respective share of such Class in the Fund Assets of such Fund, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.

            (e) Redemption by Shareholder. Each holder of Shares of any Series or Class shall have the right at such times as may be permitted by the Trustees, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value of such Shares next determined in accordance with paragraph 13 of Article SEVENTH; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption, and the proceeds of the redemption of Shares (including a fractional Share) of any Series or Class shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption pursuant to the terms of the initial issuance of the Shares of such Series or Class (to the extent consistent with the 1940 Act). The redemption price of Shares redeemed under this sub-section (e) shall be paid in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist with respect to any Series or Class of Shares which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to such, at the value of such securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem such Shares during any period or at any time when and to the extent permissible under the 1940 Act.

            (f) Shareholder Disclosure; Redemption at the Option of the Trust. The holders of Shares of each Series and Class shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of Shares of such Series or Class as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority. Each Share of any Series or Class shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were being redeemed by the Shareholder pursuant to sub-section (e) of this paragraph 6 on the effective date of such redemption: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust, generally, or of any Fund thereof, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts with a minimum amount of at least five hundred dollars ($500) as may from time to time be determined by the Trustees in accordance with the 1940 Act. The Trustees shall have authority to fix the effective date of such redemption, which shall be not earlier than the date on which the Trust gives notice thereof to the shareholders whose Shares are to be redeemed. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

            (g) Equality. All Shares of each Series without Classes shall represent an equal proportionate interest in the Fund Assets of the Fund to which such Series pertains (subject to the liabilities of that Fund), and each Share of any such Series shall be equal to each other Share thereof. All Shares of each Class of any Series having separate Classes shall represent an equal proportionate interest in the share of such Class in the Fund Assets of the Fund to which such Series pertains, subject to a like share of the liabilities of such Fund, adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of a Series having separate Classes shall reflect any distinctions among the several Classes of such Series existing under this paragraph 6 or under sub-section (c) of paragraph 1, of this Article FOURTH, or under the Certificate of Designation providing for such Series. The Trustees may from time to time divide or combine the Shares of any Series, or any Class of any Series, into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest in the Fund Assets of the Fund to which such Series or Class pertains, or in any way affecting the rights of the holders of Shares of any other Series or Class.

            (h) Rights of Fractional Shares. Any fractional Share of any Series or Class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Fund to which such Series or Class pertains.

            (i) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide (i) that holders of Shares of any Series or Class shall have the right to convert said Shares into Shares of any other investment company registered as such under the 1940 Act and designated for that purpose (an "Eligible Investment Company") in the Trust's Prospectus for the Shares being converted, (ii) that holders of any Class of a Series shall have the right to convert such Shares into Shares of one or more other Classes of such Series, and (iii) that Shares of any Class of a Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may establish.

      7. Ownership of Shares; Transfers. The ownership of Shares shall be recorded on the books of the Trust or of a transfer agent or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class that has been authorized. All Shares of the Trust shall be transferable, but transfers of Shares of a particular Series or Class will be recorded on the Share transfer records of the Trust applicable to that Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or Class and at such other times as may be permitted by the Trustees. Certificates evidencing the ownership of Shares need not be issued except as the Trustees may otherwise determine from time to time, and the Trustees shall have power to call outstanding Share certificates and to replace them with book entries. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and/or Class held from time to time by each such Shareholder.

      8. No Pre-emptive Rights. No Shareholder, by virtue of holding Shares of any Series or Class, shall have any pre-emptive or other right to subscribe to any additional Shares of that Series or Class, or to any Shares of any other Series or Class, or any other securities issued by the Trust.

      9. Status of Shares. Every Shareholder, by virtue of having become a Shareholder, shall be deemed to have expressly assented and agreed to the terms hereof and to have become a party hereto. Shares shall be deemed to be personal property, giving only the rights provided herein. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration.

      10. Rights of Shareholders, and Obligations of Trustees. Notwithstanding anything elsewhere contained in this Declaration of Trust or in the By-laws, so long as the By-laws do not provide for regular annual meetings of Shareholders of the Trust, the Shareholders of the Trust shall have such rights, and the Trust, the Board of Trustees, and the Trustees shall have such obligations as would exist if the Trust were a common law trust covered by Section 16(c) of the 1940 Act. Whenever the Trust is divided into separate Funds represented by separate Series of Shares, each such Fund shall be considered as if it were a separate common law trust covered by said Section 16(c). However, the Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of said Section 16(c) for purposes of this paragraph 10.

      FIFTH:      Shareholders:

      1. Voting Powers. The Shareholders shall have power to vote only for the following matters:

            (a) for the election or removal of Trustees as provided in the By-laws;

            (b) with respect to the approval or termination in accordance with the 1940 Act of any investment advisory contract, management contract or other contract as to which Shareholder approval is required by the 1940 Act;

            (c) with respect to any amendment of this Declaration to the extent and as provided in paragraph 11 of Article EIGHTH hereof;

            (d) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Fund, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Fund shall not in any event be entitled to maintain a derivative or class action on behalf of any other Fund or the Shareholders thereof);

            (e) with respect to any merger or consolidation of, or any sale (other than a sale solely for cash) of all or substantially all the assets of, the Trust or any Fund;

            (f) as to whether the Trust or any Fund should be incorporated; and

            (g) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable.

If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Fund entitled to vote thereon; provided, that (i) when required by the 1940 Act or Massachusetts or other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series and Class whose holders are entitled to vote thereon, and (ii) when (A) the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Series, or of one or more but not all Classes of a single Series, or (B) where a vote of the holders of Shares of any Series or Class, or of more than one Series or Class, voting as separate Series or Classes, is required by the 1940 Act or Massachusetts law as to any proposal, then only the Shareholders of each Series or Class so affected shall be entitled to vote thereon. Without limiting the generality of the foregoing, and except as required by the 1940 Act or other law, the Shareholders of each Class of a Series having more than one Class shall have exclusive voting rights with respect to the provisions of any distribution plan adopted by the Trustees pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to such Class.

      2. Number of Votes and Manner of Voting; Proxies. On each matter submitted to a vote of the Shareholders, each holder of Shares of any Series or Class of which the Shareholders are entitled to vote thereon shall be entitled to a number of votes equal to the number of Shares and fractions of Shares of such Series or Class standing in such Shareholder's name on the books of the Trust on the record date for such meeting. There shall be no cumulative voting in the election of Trustees. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided, that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy with respect to Shares held in the name of two (2) or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

      3. Meetings of Shareholders. Meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. The Trustees shall promptly call a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty (30) days after written application by Shareholders holding at least ten percent (10%) of the Shares then outstanding requesting that a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

      4. Notice of Meetings. Written notice of any meeting of Shareholders, stating the time, place and purposes of the meeting, shall be given or caused to be given by the Trustees by mailing such notice at least ten (10) and not more than ninety (90) days before such meeting, postage prepaid, to each Shareholder at his address as it appears on the records of the Trust. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

      5. Quorum and Required Vote. The holders of one-third (1/3) of the Shares entitled to vote on a matter shall be a quorum for the transaction of business with respect to such matter at a Shareholders' meeting, except as may be otherwise required by the 1940 Act, the laws of The

Commonwealth of Massachusetts or other applicable law, or by this Declaration or the By-laws of the Trust, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting of which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act, the laws of The Commonwealth of Massachusetts or other applicable law, or by this Declaration or the By-Laws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series or Classes. If the Shares of any Fund divided into Classes shall include a Class having exclusive voting rights with respect to certain matters, the aforesaid quorum and voting requirements with respect to action to be taken by the Shareholders of such Class on such matters shall be applicable only to the Shares of such Class.

      6. Record Dates. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders, the payment of any dividend or distribution or other action as the date and time of record for the determination of Shareholders entitled to notice of and to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for such purposes, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such dividend, distribution or other action.

      7. Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof or of the Shares of any particular Series or Class as shall be required by the 1940 Act or by any express provision of this Declaration or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the same extent and for the same period as proxies given in connection with a Shareholders' meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

      8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

      9. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

      SIXTH: The persons who shall act as initial Trustees are the persons initially executing this Declaration of Trust or any counterpart thereof.

      However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that of the number of initial Trustees and may authorize the Trustees to increase or decrease the number of Trustees, to fill the vacancies created by any such increase in the number of

Trustees, to set and alter the terms of office of the Trustees and to lengthen or lessen their own terms or make their terms of indefinite duration, all subject to the 1940 Act. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

      SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trustees and Shareholders.

      1. As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees without any further act or conveyance, and he shall be deemed a Trustee hereunder.

      2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

      3. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

      4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. Subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust, the Trustees shall have power and authority:

            (a) to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

            (b) to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;

            (c) to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

            (d) to retain a transfer agent and Shareholder servicing agent, or both;

            (e) to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;

            (f) to set record dates in the manner provided for in the By-Laws of the Trust;

            (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

            (h) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

            (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

            (j) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

            (k) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

            (l) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

            (m) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

            (n) to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

            (o) to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

      5. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order.

      6. (a) The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

            (b) Except as otherwise provided in this Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

            (c) The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

            (d) The Trustees shall have the power to determine conclusively whether any moneys, securities, or other properties of the Trust property are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

      7. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting of Shareholders.

      8. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

      9. Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

      10. If the By-Laws so provide, the Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them.

      11. Securities held by the Trust shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

      12. (a) Subject to the provision of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

            (b) Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser and/or any sub-adviser for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or sub-adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Board of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporations, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            (c) As used in this paragraph the following terms shall have the meanings set forth below:

                  (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment advisor, sub-advisor or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                  (ii) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                  (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                  (iv) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                  (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

            (d) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

            (e) Except as set forth in (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by
(i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may but need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

            (f) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

            (g) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

      13.   Determination of Net Asset Value, Net Income and Distributions.

            (a) The net asset value of each outstanding Share of each Fund shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value of Shares of each Series and Class shall be determined by the Trustees and shall be as set forth in the Prospectus relating to the respective Series or Class, with any expenses being borne solely by a particular Class of a Series being reflected in the net asset value of the Shares of such Class. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

            (b) In determining the net asset value of the Shares of a Series or Class at any time, the following rules shall apply:

                  (i) Shares to be issued shall be deemed to be outstanding as of the time of the determination of the net asset value per Share applicable to such issuance and the net price thereof shall be deemed to be an asset belonging to the Fund to which such Shares pertains, or to the share of the Class in the assets of the Series to which such Shares pertain, as the case may be;

                  (ii) Shares to be redeemed by the Trust shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption, and thereupon and until paid the redemption price thereof shall be deemed to be a liability of the Fund to which such Shares pertain, or a liability forming part of the share of the Class to which such Shares pertain in the liabilities of the Fund to which such Class pertains, as the case may be; and

                  (iii) Shares redeemed by a Fund pursuant to sub-section (f) of paragraph 6 of Article FOURTH shall be deemed to be outstanding until whichever is the later of (A) the effective date of such redemption, as determined for purposes of such sub-section (f), and (B) the time as of which the redemption price is determined, and thereupon and until paid, the redemption price thereof shall be deemed to be a liability of such Fund.

            (c) In addition to the foregoing, the Trustees are empowered, in their absolute discretion, to establish other bases or times, or both, for determining the net asset value of each Share of the Trust in accordance with the 1940 Act and to authorize the voluntary purchase by the Trust, either directly or through an agent, of Shares of the Trust upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

            (d) Payment of the net asset value of Shares of a Fund properly surrendered to the Trust for redemption shall be made by such Fund within seven
(7) days after tender of such Shares to the Trust for such purpose, plus any period of time during which the right of the holders of the Shares of such Fund to require such Fund to redeem such Shares has been suspended. Any such payment may be made in portfolio securities of such Fund and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

      EIGHTH:

      1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. This Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

      2. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

      3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article EIGHTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and subject to the provisions of paragraph 2 of this Article EIGHTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

      4. This Trust, and each Fund of the Trust, shall continue without limitation of time, but subject to the provisions of sub-section (a), through
(e) of this paragraph 4:

            (a) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote may sell and convey the assets of the Trust (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

            (b) The Trustees, with the favorable vote of the holders of more than 50% of the outstanding Shares entitled to vote, may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

            (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (a) and (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

            (d) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may sell or otherwise transfer and convey all or substantially all the assets of any Fund of the Trust to another Fund of the Trust, or sell or otherwise transfer and convey all or substantially all the assets of the Trust or any Fund thereof to, or merge or consolidate the Trust or any Fund of the Trust (pursuant to the laws of any jurisdiction providing for or authorizing the merger or consolidation of an entity such as the Trust or such Fund with or into an entity organized under the laws of such jurisdiction) into or with, another trust, partnership, association or corporation organized under the laws of any state or other jurisdiction and which is or thereupon becomes an open-end management investment company, as defined in the 1940 Act, for adequate consideration, which may include the assumption of all or substantially all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or the Fund affected, as the case may be, and which may include shares of beneficial interest or stock of or other equity interests in such other Fund of the Trust or such trust, partnership, association or corporation.

            (e) The Trustees may at any time, in their discretion, sell and convert into money all or substantially all the assets of any Fund and terminate such Fund (a "Terminating Fund"), without the need for any Shareholder vote. In any such case, after paying, or making provision for, all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Terminating Fund, the Trustees shall distribute the proceeds of such sale, and any other assets of the Terminating Fund remaining after such payment or provision among the Shareholders of such Fund in accordance with sub-section (d) of paragraph 6 of Article FOURTH, and shall terminate such Fund in accordance with paragraph 2 of Article FOURTH. Upon termination of any Fund, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Fund, and the rights and interests of all Shareholders of such Fund shall thereupon cease.

      5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each Supplemental Declaration of Trust shall be filed with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such Supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust. In this instrument or in any such Supplemental Declaration of Trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such Supplemental Declaration of Trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

      6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

      7. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

      8. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or other under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

      9. Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus or Statement of Additional Information relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

      10. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

      11.   Amendment Procedure.

            (a) This Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of a Trust, a Fund or any Series or Class of Shares, to authorize additional Funds, and additional Series and Classes of Shares, to make any changes which do not adversely affect the rights of any Shareholders of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Declaration to the requirements of applicable federal, state or similar regulatory authority, or of the regulated investment company provisions of the United States Internal Revenue Code, as from time to time in effect, or to eliminate or reduce any federal, state or local taxes which may be payable by a Fund or its Shareholders.

            (b) No amendment may be made under this paragraph 11 which would change any rights with respect to any Shares of any Series or Class by reducing the amount payable thereon upon liquidation of the Trust or a Fund, or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds (2/3) of the Shares of each Series and Class so affected outstanding and entitled to vote. Nothing contained in this Declaration shall permit any amendment which impairs the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or a Fund, or to permit assessments upon Shareholders.

            (c) A certificate in recordable form, signed by a Majority of the Trustees, or by a Trustee or officer of the Trust pursuant to the vote of a Majority of the Trustees, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a Majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust, unless some later effective date is specified in such instrument.

            (d) A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein, and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      IN WITNESS WHEREOF, the undersigned have executed this instrument this 22nd day of August, 1996.

                                          /s/ Robert L. Burch III
                                          --------------------------------------
                                          Robert L. Burch III

                                          /s/ John A. G. Gavin
                                          --------------------------------------
                                          John A. G. Gavin

                                          /s/ Joe Grills
                                          --------------------------------------
                                          Joe Grills

                                          /s/ John F. Hotchkis
                                          --------------------------------------
                                          John F. Hotchkis

                                          /s/ Robert B. Hutchinson
                                          --------------------------------------
                                          Robert B. Hutchinson

                                          /s/ Michael L. Quinn
                                          --------------------------------------
                                          Michael L. Quinn

                                          /s/ Merle T. Welshans
                                          --------------------------------------
                                          Merle T. Welshans

                                          /s/ Richard R. West
                                          --------------------------------------
                                          Richard R. West

                                          Trustees' address:
                                          800 W. Sixth Street
                                          Los Angeles, CA  90017

                                          R/A:

                                          Prentice-Hall Corporation System
                                          1013 Centre Street
                                          Wilmington, DE  19805

                                   CERTIFICATE

      The undersigned, as Secretary of Hotchkis and Wiley Funds (the "Trust"), does hereby certify that the amended and restated Declaration of Trust attached hereto was duly adopted by the Trust's Trustees on October 22, 1996, pursuant to
Section 11 of Article EIGHTH of the Declaration of Trust.

                                          /s/ Gracie V. Fermelia
                                          --------------------------------------
                                          Gracie V. Fermelia, Secretary

Acknowledged:

/s/ Vonny Reagan
---------------------------------------
_________________, Assistant Secretary